Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of IMCO Recycling Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Don V. Ingram, Chairman of the Board, Chief Executive Officer and President of the Company, and I, Paul V. Dufour, Chief Financial Officer and Executive Vice President of the Company, certify pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Don V. Ingram

Name:	Don V. Ingram
Title:	Chairman of the Board, Chief Executive Officer and President (principal executive officer)

Date: November 14, 2003

/s/ Paul V. Dufour

Name:	Paul V. Dufour
Title:	Executive Vice President and Chief Financial Officer (principal financial officer)

Date: November 14, 2003